Exhibit 99.1

ARKOMA ACQUIRED PROPERTIES

COMBINED STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

Year Ended December 31, 2025

with Report of Independent Certified Public Accountants

Table of Contents

Report of Independent Certified Public Accountants	2
Combined Statement of Revenues and Direct Operating Expenses	4
Notes to the Combined Statement of Revenues and Direct Operating Expenses	5
Supplemental Oil and Natural Gas Disclosures (Unaudited)	7

GRANT THORNTON LLP 500 N. Akard, Suite 1200 Dallas, TX 75201	REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

D    +1 214 561 2300

F    +1 214 561 2370

Board of Directors
Presidio Production Company

Opinion

We have audited the Combined Statement of Revenues and Direct Operating Expenses attributable to certain mineral and royalty interests (collectively, the “Arkoma Acquired Properties,” as described in Note 1), for the year ended December 31, 2025, and the related notes to the combined statement.

In our opinion, the accompanying combined statement presents fairly, in all material respects, the revenues and direct operating expenses of the Arkoma Acquired Properties for the year ended December 31, 2025, in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audit of the combined statement in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Combined Statement section of our report. We are required to be independent of the Arkoma Acquired Properties and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of matter – basis of accounting

We draw attention to Note 1 to the Combined Statement of Revenues and Direct Operating Expenses, which describes that the accompanying Combined Statement of Revenues and Direct Operating Expenses was prepared for the purpose of a filing requirement of the United States Securities and Exchange Commission and is not intended to be a complete presentation of the Arkoma Acquired Properties’ revenues and expenses. As a result, the combined statement may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of management for the combined statement

Management is responsible for the preparation and fair presentation of the Combined Statement of Revenues and Direct Operating Expenses in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined statement that are free from material misstatement, whether due to fraud or error.

GT.COM	Grant Thornton LLP is a U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

2

Auditor’s responsibilities for the audit of the combined statement

Our objectives are to obtain reasonable assurance about whether the Combined Statement of Revenues and Direct Operating Expenses as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined statement.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the Combined Statement of Revenue and Direct Operating Expenses, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the Combined Statement of Revenue and Direct Operating Expenses.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Arkoma Acquired Properties’ internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the Combined Statement of Revenue and Direct Operating Expenses.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Dallas, Texas
September 17, 2026

ARKOMA ACQUIRED PROPERTIES

COMBINED STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

$ in thousands	Year Ended December 31, 2025
Revenues:
Oil sales	$543
Natural gas sales	18,222
Natural gas liquids sales	9,663
Total revenues	28,428
Direct operating expenses:
Lease operating expenses	3,342
Production taxes	1,662
Gathering, compression and transportation	5,126
Total operating expenses	10,130
Excess of revenues over direct operating expenses	$18,298

See accompanying Notes to the Combined Statement of Revenues and Direct Operating Expenses

ARKOMA ACQUIRED PROPERTIES

NOTES TO THE COMBINED STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

1. Background Information and Basis of Presentation

On July 1, 2026, Presidio Production Company (NYSE: FTW) (“Presidio” or the “Company”) completed its acquisition of certain oil and gas properties, rights, and related assets located in the Arkoma Basin in the State of Oklahoma (the “Arkoma Acquisition”) from Canyon Creek Energy – Arkoma, LLC (“Canyon Creek”), Alchemist Energy LeaseCo, LP, Pivotal Arkoma Basin II, LLC, East Dennis Oil Company, LLC, Harvard Petroleum Company, LLC, and FBF Energy, LLC and together with the completion of the acquisition from Harbor Island, LLC which closed on July 21, 2026 (collectively, the “Seller Parties”), pursuant to seven separate Purchase and Sale Agreements, each dated as of May 7, 2026 (individually, the “PSA” or collectively, the “PSAs”). Total consideration paid consisted of approximately $53.1 million in cash and 1,962,240 shares of the Company’s Class A common stock, par value $0.0001 per share. The cash was funded by the closing of the previously announced $1.0 billion GS Warehouse and cash on hand.

 The accompanying Combined Statement of Revenues and Direct Operating Expenses (the “Statement”) presents the direct undivided interests in oil, natural gas and natural gas liquids (“NGL”) revenues and direct operating expenses associated with the producing wells acquired from the Seller Parties (the “Arkoma Acquired Properties”). The Statement has been derived from the historical financial records of the Seller. The acquisition of the Arkoma Acquired Properties was completed contemporaneously with, and was cross-conditioned upon, the closing under the Canyon Creek PSA.

During the period presented, the Arkoma Acquired Properties were not accounted for or operated as a separate entity, subsidiary, segment or division by the Seller. The Statement was prepared for the purpose of providing historical information to comply with the rules and regulations of the Securities and Exchange Commission under Rule 3-05 of Regulation S-X and are not intended to be a complete presentation of the financial statements of the Assets. Accordingly, a complete set of financial statements required by the Securities and Exchange Commission’s Regulation S-X, including a balance sheet and statement of cash flows, prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) is not available or practicable to prepare for the Arkoma Acquired Properties. The accompanying Statement varies from a complete income statement in accordance with U.S. GAAP in that it does not reflect certain expenses incurred in connection with the ownership and operation of the Arkoma Acquired Properties, including but not limited to depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses, interest expense, and provision for income taxes. In addition, the Statement is not indicative of the results of operations for the Arkoma Acquired Properties on a go forward basis.

2. Summary of Significant Accounting Policies

Revenue Recognition

Revenue from the sale of oil, natural gas and NGLs is recognized in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 606, Revenue from Contracts with Customers, at the point in time when control of the production transfers to the purchaser upon delivery of contract-specified volumes at a specified delivery point. Each unit of production—a barrel of oil, an Mcf or MMBtu of natural gas, or a barrel of NGLs—is separately identifiable and represents a distinct performance obligation to which the transaction price, based on the consideration specified in the contract, is allocated. Because the Company has a right to consideration from its customers in amounts that correspond directly to the value the customer receives from the performance completed, the Company recognizes revenue for sales at the time the oil, natural gas or NGLs are delivered at a fixed or determinable price, and there are no remaining performance obligations under its product sales contracts.

Gathering, compression, transportation, processing and treating costs incurred prior to the transfer of control of production to the purchaser represent costs of the Company's operations and are presented separately as gathering, compression and transportation expense, and are not deducted in determining revenues. Fees for gathering, transportation, processing, treating and compression services performed by the purchaser or other parties after control of the production has transferred at the delivery point are considered a reduction of the transaction price and, accordingly, oil revenues are recorded net of such fees and applicable price differentials, and natural gas and NGL revenues are recorded net of such fees deducted by the midstream purchaser. Taxes assessed by governmental authorities on the production and sale of oil, natural gas and NGLs are presented separately as direct operating expenses and are not deducted in determining revenues. Revenues are presented net of royalty interests owned by outside parties.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and include lease operating expenses and production, severance and ad valorem taxes directly associated with operating the Arkoma Acquired Properties. Transportation, gathering, processing, treating and compression fees are reflected as a reduction of revenues rather than as direct operating expenses.

Concentration of Risk

The revenues of the Arkoma Acquired Properties are derived principally from a small number of purchasers of oil, natural gas and NGLs. For the year ended December 31, 2025, one purchaser accounted for more than 10% of total revenues, representing approximately 94% of total revenues. All of the Arkoma Acquired Properties are located in the Arkoma Basin in Oklahoma, and the revenues and direct operating expenses presented are subject to risks arising from this geographic concentration, including regional price differentials and the availability of gathering, processing and transportation capacity. Management believes the loss of any single purchaser would not have a material adverse effect on the revenues of the Arkoma Acquired Properties, as alternative purchasers are available in the area.

3. Commitments and Contingencies

In the ordinary course of business, the Arkoma Acquired Properties may be subject to various commitments, claims and contingencies. Management is not aware of any commitments or contingencies that would have a material effect on the revenues and direct operating expenses of the Arkoma Acquired Properties for the period presented.

4. Subsequent Events

The Arkoma Acquisition closed on July 1, 2026, pursuant to the terms of the PSA. The Company evaluated subsequent events through September 17, 2026, the date the Statement was available to be issued, and has concluded that no other events need to be reported for this period, other than the closing of the Arkoma Acquisition described in Note 1.

ARKOMA ACQUIRED PROPERTIES

5. Supplemental Oil and Natural Gas Disclosures (Unaudited)

Oil, Natural Gas and NGL Reserve Quantities

The unaudited supplemental information on oil and natural gas exploration and production activities related to the Arkoma Acquired Properties has been prepared in accordance with ASC Topic 932, Extractive Activities—Oil and Gas, and the Securities and Exchange Commission’s final rule, Modernization of Oil and Gas Reporting, based on the 12-month unweighted first-day-of-the-month average prices as of December 31, 2025, with appropriate adjustments by property for location, quality, and gathering and marketing differentials. The applicable benchmark prices were $65.34 per barrel (NYMEX WTI Cushing) for oil and $3.39 per MMBtu (Henry Hub) for natural gas. NGL pricing was determined using ethane-rejection mode - that is, ethane is assumed to remain in and be sold with the natural gas stream rather than recovered as a liquid, consistent with current processing economics. Reported NGL volumes and prices therefore reflect only the heavier natural gas liquids. Consistent with the basis of presentation described in Note 1, these supplemental disclosures are limited to reserve quantities and the Standardized Measure. Certain other disclosures otherwise required by ASC Topic 932 — including general and administrative expenses, capitalized costs relating to oil and gas producing activities, costs incurred in oil and gas property acquisition, exploration and development activities, and results of operations for oil and gas producing activities — are not presented because the Arkoma Acquired Properties were not accounted for or operated as a separate entity, subsidiary, segment or division by the Seller, and the historical cost basis information necessary to prepare those disclosures is not available or practicable to prepare.

Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic, governmental regulations and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. The proved oil, natural gas and NGL reserves disclosed below have been independently prepared by Pinnacle Energy Services, LLC. No proved undeveloped reserves and no unproved properties were acquired in the Arkoma Acquisition, and accordingly no proved undeveloped reserve quantities or unproved property disclosures are presented herein.

Below are the net quantities of estimated total proved, proved developed and proved undeveloped reserves of the Arkoma Acquired Properties, all of which are located within the United States:

	Oil (MBbls)	NGL (MBbls)	Natural Gas (MMcf)	Total (MBoe)
Proved developed and undeveloped reserves:
As of December 31, 2024	55	5,952	83,415	19,910
Revisions of previous estimates	7	313	2,965	814
Extensions, discoveries and other additions	—	—	—	—
Purchases of reserves in place	—	—	—	—
Sales of reserves in place	—	—	—	—
Production	(8)	(445)	(6,185)	(1,484)
As of December 31, 2025	54	5,820	80,195	19,240
Proved developed reserves:
As of December 31, 2024	55	5,952	83,415	19,910
As of December 31, 2025	54	5,820	80,195	19,240
Proved undeveloped reserves:
As of December 31, 2024	—	—	—	—
As of December 31, 2025	—	—	—	—

Notable changes in proved reserves for the year ended December 31, 2025 included the following:

●	Extensions and Discoveries: The Arkoma Acquired Properties had no extensions or discoveries in 2025.

●	Revisions of Previous Estimates: The Arkoma Acquired Properties saw upward revisions of previous estimates based on increased pricing in 2025 resulting in approximately a net increase of 814 MBoe which was offset by the natural decline curve of the wells.

Standardized Measure of Discounted Future Net Cash Flows

The standardized measure of discounted future net cash flows related to proved reserves (“Standardized Measure”) is a disclosure requirement under ASC 932-235. The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of the proved reserves of the Arkoma Acquired Properties. Estimated future net cash flows presented are reduced by estimated future production costs and future development and abandonment costs based on existing costs, assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted at a rate of 10%. Tax rate is based on franchise tax, therefore overall immaterial. No deduction has been made for general and administrative expenses, interest expense, or depreciation, depletion and amortization.

The Standardized Measure of the Arkoma Acquired Properties is presented below ($ in thousands):

$ in thousands	December 31, 2025
Future cash inflows from production	$298,439
Future production costs	(60,054)
Future development and abandonment costs	(1,689)
Future net cash flows before income taxes	236,696
Future income tax expenses	—
Undiscounted future net cash flows	236,696
10% annual discount for estimated timing of cash flows	(132,325)
Standardized Measure of discounted future net cash flows	$104,371

Changes in the Standardized Measure of the Arkoma Acquired Properties are as follows ($ in thousands):

$ in thousands	Year Ended December 31, 2025
Standardized Measure — beginning of year	$69,799
Sales of oil and gas, net of production costs	(18,298)
Net changes in prices and production costs	45,137
Changes in future development costs	(67)
Extensions, discoveries and other additions	—
Development costs incurred during the period	—
Revisions of previous quantity estimates	4,767
Purchases of reserves in place	—
Sales of reserves in place	—
Accretion of discount	6,980
Net change in income taxes	—
Changes in timing and other	(3,947)
Net change for the year	34,572
Standardized Measure — end of year	$104,371

Prices Used in the Standardized Measure

The following table presents the SEC prices, as adjusted for location and quality differentials and contractual arrangements, used in the computation of future cash inflows:

December 31, 2025
Oil (per Bbl)	$63.21
Natural gas (per Mcf)	$1.73
Natural gas liquids (per Bbl)	$25.71